UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2009

K-V Pharmaceutical Company
(Exact name of Registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 South Hanley Road
St. Louis, MO	63144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed by K-V Pharmaceutical Company (the “Company”) on its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2009, the Company has been unable to file its Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2009 (the “2009 Annual Report”).
     On June 22, 2009, the Company issued a press release disclosing the receipt of a letter from NYSE Regulation, Inc. on June 16, 2009, informing the Company that it is subject to certain procedures as specified in Section 802.01E of the New York Stock Exchange’s Listed Company Manual as a result of the Company’s failure to timely file the 2009 Annual Report with the SEC.
     The Company is in the process of preparing the 2009 Annual Report but is unable, at this time, to estimate when the 2009 Annual Report will be filed.
     The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 22, 2009 *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ Ronald J. Kanterman Ronald J. Kanterman
Vice President, Chief Financial Officer and Treasurer

Date: June 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 22, 2009 *

*	Filed herewith